Exhibit 8.1

List of Subsidiaries and Consolidated Affiliated Entities

Subsidiaries

1.	Ambow Education Co., Ltd., a Cayman Islands company

2.	Ambow Education Ltd., a Cayman Islands company

3.	Ambow Education Management (Hong Kong) Ltd., a Hong Kong company

4.	Ambow Education (Hong Kong) Limited, a Hong Kong company

5.	Beijing Ambow Online Software Co., Ltd., a PRC company

6.	Ambow Dalian Education Technology Co., Ltd., a PRC company

7.	Ambow Education Management Ltd., a Cayman Islands company*

8.	Ambow Education Group Limited, a Hong Kong company*

9.	Ambow College Management Limited, a Hong Kong company*

10.	Ambow Training Management Limited, a Hong Kong company*

11.	Ambow School Management Limited, a Hong Kong company*

12.	Ambow School Consultation Management Limited, a Hong Kong company*

13.	Ambow College Consultation Management Limited, a Hong Kong company*

14.	Beijing Ambow Chuangying Education Technology Co., Ltd., a PRC company*

15.	Beijing Ambow Shengying Education Technology Co., Ltd., a PRC company*

16.	WIND POWER INVESTMENTS LIMITED, a British Virgin Islands company*

17.	PRECISE MANNER HOLDINGS LIMITED, a British Virgin Islands company*

18.	EXCEL CASTLE HOLDINGS LIMITED, a British Virgin Islands company*

19.	SPEED FAME HOLDINGS LIMITED, a British Virgin Islands company*

20.	FINEGOAL LIMITED, a British Virgin Islands company*

21.	GRAND GAIN GROUP LIMITED, a British Virgin Islands company*

22.	EASY GLOBAL INVESTMENTS LIMITED, a British Virgin Islands company*

23.	MARKBEST INVESTMENTS LIMITED, a British Virgin Islands company*

24.	POWERHIGH INVESTMENTS LIMITED, a British Virgin Islands company*

25.	FULL TARGET HOLDINGS LIMITED, a British Virgin Islands company*

26.	GRAND ALL INVESTMENTS LIMITED, a British Virgin Islands company*

27.	STATE CROWN INTERNATIONAL LIMITED, a British Virgin Islands company*

28.	TIMEFIELD INVESTMENTS LIMITED, a British Virgin Islands company*

29.	FINE GLOBAL LIMITED, a British Virgin Islands company*

30.	ALL WONDER INVESTMENTS LIMITED, a British Virgin Islands company*

31.	ISLAND SUN INVESTMENTS LIMITED, a British Virgin Islands company*

32.	INSIGHT MARKET INVESTMENTS LIMITED, a British Virgin Islands company*

33.	WISE SINO INVESTMENTS LIMITED, a British Virgin Islands company*

34.	WISER TRADE INVESTMENTS LIMITED, a British Virgin Islands company*

35.	FUTURE FORTUNE INVESTMENTS LIMITED, a British Virgin Islands company*

36.	DREAMHIGH INVESTMENTS LIMITED, a British Virgin Islands company*

37.	FORTUNE AMPLE HOLDINGS LIMITED, a British Virgin Islands company*

*	A dormant entity without any significant business

Consolidated Affiliated Entities

1.	Beijing Ambow Shida Education Technology Co., Ltd., a PRC company

2.	Ambow Sihua Education and Technology Co., Ltd., a PRC company

3.	Shanghai Ambow Education Information Consulting Co., Ltd., a PRC company

4.	Suzhou Wenjian Venture Investment Management Consulting Co., Ltd., a PRC company

5.	Wenjian Gongying Venture Investment Enterprise, a fund established under the laws of the PRC